Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Fourth Quarter and Full Year 2019 Financial Results

Announces 2019 Investment Activity and Development Commitments of $452.2 million

Announces $0.22 per share of Net Income and $0.27 per share of Normalized FFO for the Fourth Quarter of 2019

Fourth Quarter Highlights:

•	Reported fourth quarter 2019 total revenue of $107.4 million, an increase of 2% over the prior year period.

•
Generated fourth quarter net income per share and OP unit of $0.22 on a fully diluted basis, compared to net income per share and OP unit of $0.06 on a fully diluted basis in the same period last year.

•	Generated fourth quarter normalized funds from operations (Normalized FFO) of $0.27 per share and OP unit on a fully diluted basis, consistent with same period last year.

•	Fourth quarter MOB Same-Store Cash Net Operating Income (Cash NOI) growth was 2.5% year-over-year.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the fourth quarter 2019, paid January 17, 2020.

•	Sold 1,617,500 common shares pursuant to the ATM program at a weighted average price of $18.84, resulting in total proceeds of approximately $30.2 million.

Milwaukee, WI - February 26, 2020 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the fourth quarter ended December 31, 2019.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Physicians Realty Trust ended 2019 with a healthy portfolio, a strong balance sheet, and a pipeline poised for growth in 2020. This year provided opportunities to showcase the resilience of healthcare real estate, especially outpatient-focused medical office real estate. Our 2019 results included strong portfolio performance with an average same-store growth rate of 3.1% and approximately $452.2 million in new investments and development commitments. Excluding the joint venture investments discussed herein, our 2019 investments added approximately 358,678 rentable square feet to our portfolio which is 100% leased. These investments represent a continued emphasis on tenant quality as a component of our investments process, with 83% of acquired square feet leased to investment-grade health systems and their subsidiaries.

“We continued our geographic expansion in 2019 with our first investment in California through a partnership with John Muir Health (Moody’s: A1) via the purchase of five medical office facilities adjacent to the Walnut Creek Medical Center in the East Bay region of San Francisco. As part of the transaction, John Muir Health entered into a new, long-term lease for 100% of the space. The completion of this off-market investment is the direct result of our effort to be the preferred partner for the highest-quality healthcare providers in the industry.

“We also entered in to a creative and strategically important joint venture with KA Real Estate and MBRE Healthcare, the largest private non-hospital affiliated MOB owner in the United States, as part of a recapitalization of a 59 facility portfolio of high quality medical office buildings acquired over the past several years. We contributed two buildings and $17.0 million to the portfolio and assumed strategically important property management of a synergistic portion of the buildings.

“We look forward to discussing our fourth quarter performance, as well as our expectations for 2020 during today’s conference call,” Mr. Thomas concluded.

Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2019 was $107.4 million, an increase of 2% from the fourth quarter 2018. As of December 31, 2019, the portfolio was 96% leased.

Total expenses for the fourth quarter 2019 were $92.4 million, a decrease of 2% from the same period in 2018. Depreciation and amortization and operating expenses decreased $2.3 million and $1.5 million, respectively, which was offset by a $1.7 million and $0.3 million increase in general and administrative expense and interest expense, respectively.

Net income for the fourth quarter 2019 was $42.8 million, compared to net income of $11.2 million for the fourth quarter 2018.

Net income attributable to common shareholders for the fourth quarter 2019 was $41.1 million. Diluted earnings per share for the fourth quarter 2019 was $0.22 based on approximately 195.0 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the fourth quarter 2019 consisted of net income, plus $37.0 million of depreciation and amortization, less $27.9 million of gain on sale of investment properties, plus $0.2 million of other adjustments, resulting in $0.27 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $52.0 million, or $0.27 per share and OP unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the fourth quarter 2019, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, and our share of adjustments from unconsolidated investments was $46.4 million.

Our MOB Same-Store portfolio, which includes 238 properties representing approximately 93% of our net leasable square footage, generated year-over-year MOB Cash NOI growth of 2.5% for the fourth quarter 2019.

Other Recent Events

Fourth Quarter Investment Activity

In the quarter ended December 31, 2019, the Company completed total investments of $274.3 million. These investments include the acquisition of two operating healthcare properties for an aggregate purchase price of approximately $23.0 million and the acquisition of interests in two joint ventures for approximately $162.0 million, including the Company’s pro-rata share of unconsolidated debt secured by each respective joint venture portfolio. The Company also funded $89.3 million of loan transactions, including the previously announced $47.0 million term loan secured by a newly constructed medical office building in Fort Worth, Texas and $27.6 million of seller financing related to the disposition of the Foundation El Paso Surgical Hospital.

Since our November 6, 2019 press release and through December 31, 2019, the Company completed an investment in a joint venture and one property acquisition:

PMAK Joint Venture - On November 22, 2019, the Company acquired a 12.3% interest in a joint venture with KA Real Estate, MBRE Healthcare, and one other investor, representing a pro-rata investment in 59 medical facilities and 2 assets under development of $135.4 million. The Company’s investment was funded by $17.0 million of contributed cash, two contributed properties in Birmingham, Alabama that were valued at $39.0 million, and its pro-rata share of joint venture debt approximating $79.4 million. The 2.9 million square foot portfolio is 91% leased, with 86% of square footage located in a top 50 MSA. The two assets we contributed generated a $22.9 million gain (<5% cap rate). Including fees generated from the Company’s performance of property management services on behalf of the joint venture, the first year unlevered and levered returns are expected to be 5.7% and 9.2%, respectively.

Murdock Surgery Center - On December 2, 2019, the Company completed the acquisition of an ambulatory surgery center located in Port Charlotte, Florida for a purchase price of $11.7 million. The asset is currently undergoing an expansion, fully funded by the tenant and former owner, that is expected to grow the property to an aggregate 22,565 square feet, including five operating rooms and three procedure rooms. The facility is 100% leased through 2034 to a joint venture with majority ownership by USPI, an affiliate of Tenet Health (Moody’s: Ba3). The first year unlevered yield on this investment is expected to be 6.0%.

Fourth Quarter Disposition Activity

During the quarter ended December 31, 2019, the Company completed the disposition of three properties representing 233,546 square feet for approximately $71.0 million, recognizing an aggregate gain on the sale of approximately $27.9 million. These dispositions were the contribution of two medical office buildings to the PMAK Joint Venture and the previously announced sale of the Foundation El Paso Surgical Hospital.

Recent Capital Activity

During the quarter ended December 31, 2019, the Company issued 1,617,500 shares pursuant to its ATM program at a weighted average price of $18.84 for net proceeds of $30.2 million. Since December 31, 2019, the Company issued 7,061,800 shares pursuant to its ATM program at a weighted average price of $19.45 for net proceeds of $136.0 million.

Dividend Paid

On December 20, 2019, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2019. The distribution was paid on January 17, 2020 to common shareholders and OP Unit holders of record as of the close of business on January 3, 2020.

2020 Guidance

The Company anticipates general and administrative expenses to be between $33.5 million and $35.5 million for the year ended December 31, 2020. During 2020, assuming capital market conditions hold, the Company expects to close between $400 million and $700 million of real estate investments, including development commitments, at cap rates of 5.25% to 6.25%.

IREM® CSP Designations Earned

The Company is proud to announce it has earned eight new IREM® Certified Sustainable Property (CSP) designations at DOC-owned properties, reinforcing the Company’s ongoing commitment to expanding its environmental, social, and governance (ESG) practices. The IREM® CSP is a sustainability certification program that focuses on the role of exceptional real estate management through green building performance. IREM’s sustainability certification provides properties with recognition for resource efficiency and environmental initiatives. To showcase these assets and the rest of DOC’s nationwide portfolio, the Company will soon launch an innovative new website to improve the user experience for investors, healthcare partners, and potential tenants.

Conference Call Information

The Company has scheduled a conference call on Wednesday, February 26, 2020, at 10:00 a.m. ET to discuss its financial performance and operating results for the fourth quarter ended December 31, 2019. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter Earnings Call or passcode: 13697619. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 26, 2020, at 1:00 p.m. ET until March 26, 2020, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13697619. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning February 26, 2020, the Company’s supplemental information package for the fourth quarter 2019 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2019, owned approximately 97.1% of OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by the Company with the Commission on February 28, 2019.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental revenues	$79,058	$77,266	$303,264	$313,006
Expense recoveries	24,607	25,764	101,115	97,989
Interest income on real estate loans and other	3,752	2,281	10,902	11,556
Total revenues	107,417	105,311	415,281	422,551
Expenses:
Interest expense	16,515	16,209	65,022	66,183
General and administrative	8,341	6,660	33,099	28,816
Operating expenses	30,471	31,950	124,819	122,620
Depreciation and amortization	37,088	39,365	146,436	158,389
Total expenses	92,415	94,184	369,376	376,008
Income before equity in income of unconsolidated entities and gain on sale of investment properties, net:	15,002	11,127	45,905	46,543
Equity in (loss) income of unconsolidated entities	(118)	29	(28)	114
Gain on sale of investment properties, net	27,867	—	31,309	11,664
Net income	42,751	11,156	77,186	58,321
Net income attributable to noncontrolling interests:
Operating Partnership	(1,216)	(276)	(2,155)	(1,576)
Partially owned properties (1)	(138)	(141)	(548)	(515)
Net income attributable to controlling interest	41,397	10,739	74,483	56,230
Preferred distributions	(317)	(285)	(1,209)	(1,340)
Net income attributable to common shareholders	$41,080	$10,454	$73,274	$54,890
Net income per share:
Basic	$0.22	$0.06	$0.39	$0.30
Diluted	$0.22	$0.06	$0.39	$0.30
Weighted average common shares:
Basic	188,767,069	182,361,904	185,770,251	182,064,064
Diluted	194,961,039	187,847,406	191,626,320	187,526,762

Dividends and distributions declared per common share and OP Unit	$0.23	$0.23	$0.92	$0.92

(1)	Includes amounts attributable to redeemable noncontrolling interest.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
ASSETS	2019	2018
Investment properties:
Land and improvements	$225,540	$211,253
Building and improvements	3,700,009	3,623,962
Tenant improvements	53,931	36,497
Acquired lease intangibles	390,450	452,384
	4,369,930	4,324,096
Accumulated depreciation	(540,928)	(411,052)
Net real estate property	3,829,002	3,913,044
Right-of-use lease assets, net	127,933	—
Real estate loans receivable	178,240	55,659
Investments in unconsolidated entities	66,137	1,330
Net real estate investments	4,201,312	3,970,033
Cash and cash equivalents	2,355	19,161
Tenant receivables, net	7,972	8,881
Other assets	134,942	144,759
Total assets	$4,346,581	$4,142,834
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$583,323	$457,388
Notes payable	967,789	966,961
Mortgage debt	83,341	108,504
Accounts payable	6,348	3,886
Distributions and distributions payable	46,272	43,821
Accrued expenses and other liabilities	81,238	76,282
Lease liabilities	63,290	—
Acquired lease intangibles, net	6,096	13,585
Total liabilities	1,837,697	1,670,427

Redeemable noncontrolling interest - Series A Preferred Units and partially owned properties	27,900	24,747

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 189,975,396 and 182,416,007 common shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	1,900	1,824
Additional paid-in capital	2,931,921	2,791,555
Accumulated deficit	(529,194)	(428,307)
Accumulated other comprehensive income	4,321	14,433
Total shareholders’ equity	2,408,948	2,379,505
Noncontrolling interests:
Operating Partnership	71,697	67,477
Partially owned properties	339	678
Total noncontrolling interests	72,036	68,155
Total equity	2,480,984	2,447,660
Total liabilities and equity	$4,346,581	$4,142,834

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$42,751	$11,156	$77,186	$58,321
Earnings per share - diluted	$0.22	$0.06	$0.39	$0.30

Net income	$42,751	$11,156	$77,186	$58,321
Net income attributable to noncontrolling interests - partially owned properties	(138)	(141)	(548)	(515)
Preferred distributions	(317)	(285)	(1,209)	(1,340)
Depreciation and amortization expense	36,996	39,276	146,072	158,163
Depreciation and amortization expense - partially owned properties	(69)	(73)	(282)	(336)
Gain on sale of investment properties, net	(27,867)	—	(31,309)	(11,664)
Proportionate share of unconsolidated joint venture adjustments	715	—	715	—
FFO applicable to common shares and OP Units	$52,071	$49,933	$190,625	$202,629
Net change in fair value of derivative	1	11	1	(6)
Net change in fair value of contingent consideration	(37)	—	(37)	(50)
Normalized FFO applicable to common shares and OP Units	$52,035	$49,944	$190,589	$202,573

FFO per common share and OP Unit	$0.27	$0.27	$0.99	$1.08
Normalized FFO per common share and OP Unit	$0.27	$0.27	$0.99	$1.08

Normalized FFO applicable to common shares and OP Units	$52,035	$49,944	$190,589	$202,573
Non-cash share compensation expense	2,254	2,006	10,115	8,681
Straight-line rent adjustments	(3,405)	(4,590)	(9,986)	(21,860)
Amortization of acquired above/below-market leases/assumed debt	910	810	3,485	3,287
Amortization of lease inducements	296	316	1,312	1,310
Amortization of deferred financing costs	610	620	2,416	2,428
TI/LC and recurring capital expenditures	(6,240)	(4,453)	(19,544)	(19,779)
Seller master lease and rent abatement payments	—	—	—	229
Proportionate share of unconsolidated joint venture adjustments	(36)	—	(36)	—
Normalized FAD applicable to common shares and OP Units	$46,424	$44,653	$178,351	$176,869

Weighted average number of common shares and OP Units outstanding	194,961,039	187,847,406	191,626,320	187,526,762

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$42,751	$11,156	$77,186	$58,321
General and administrative	8,341	6,660	33,099	28,816
Depreciation and amortization	37,088	39,365	146,436	158,389
Interest expense	16,515	16,209	65,022	66,183
Net change in the fair value of derivative	1	11	1	(6)
Gain on sale of investment properties, net	(27,867)	—	(31,309)	(11,664)
Proportionate share of unconsolidated joint venture adjustments	1,048	—	1,048	—
NOI	$77,877	$73,401	$291,483	$300,039

NOI	$77,877	$73,401	$291,483	$300,039
Straight-line rent adjustments	(3,405)	(4,590)	(9,986)	(21,860)
Amortization of acquired above/below-market leases	925	810	3,547	3,287
Amortization of lease inducements	296	316	1,312	1,310
Seller master lease and rent abatement payments	—	—	—	229
Change in fair value of contingent consideration	(37)	—	(37)	(50)
Proportionate share of unconsolidated joint venture adjustments	(36)	—	(36)	—
Cash NOI	$75,620	$69,937	$286,283	$282,955

Cash NOI	$75,620	$69,937
Assets not held for all periods	(5,188)	(1,816)
LTACH & Hospital Cash NOI	(3,697)	(4,169)
Lease termination fees	(102)	(50)
Interest income and other	(2,897)	(1,745)
MOB Same-Store Cash NOI	$63,736	$62,157

Three Months Ended December 31, 2019
Net income	$42,751
Depreciation and amortization	37,088
Interest expense	16,515
Gain on sale of investment properties, net	(27,867)
Proportionate share of unconsolidated joint venture adjustments	1,048
EBITDAre	$69,535
Non-cash share compensation expense	2,254
Non-cash changes in fair value	(36)
Proforma adjustments for investment activity	(626)
Adjusted EBITDAre	$71,127

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments from unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash

NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.